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                                                                     EXHIBIT 5.1



                                                       San Francisco, California
                                                                 August 18, 1995



Pacific Gas and Electric Company
77 Beale Street
P.O. Box 770000
San Francisco, California  94177

     Re:  $335,000,000 aggregate principal amount of Cumulative Quarterly Income
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          Preferred Securities to be issued by PG&E Capital I, PG&E Capital II,
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          PG&E Capital III and PG&E Capital IV (the "Trusts") and Guarantees
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          with respect to the Preferred Securities (the "Guarantees") and
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          Deferrable Interest Subordinated Debentures (the "Subordinated
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          Debentures") in one or more series, to be issued by Pacific Gas and
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          Electric Company (the "Company").
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Ladies and Gentlemen:

I submit the following opinion to be used in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission covering the above-designated Preferred Securities, Guarantees relating to the Preferred Securities and the Subordinated Debentures. All capitalized terms used herein unless defined herein shall have the meanings specified in the Registration Statement.

I and/or attorneys working under my supervision have conducted such investigations of laws and regulations as I have deemed necessary or appropriate for the purpose of rendering the opinions hereinafter expressed.

The opinions expressed below are based on the following assumptions:

     (a) The Registration Statement filed by the Company and the Trusts with respect to the Preferred Securities, the Guarantees and the Subordinated Debentures will become effective;

     (b) The proposed transactions will be carried out on the basis set forth in the Registration Statement and in conformity with the authorizations, approvals, consents or exemptions under the securities laws of various states and other jurisdictions of the United States;
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Pacific Gas and Electric Company
August 18, 1995
Page 2


     (c) Prior to issuance of any series of Preferred Securities, Guarantees and Subordinated Debentures:

          (i) the depositor of the Trust will authorize the issuance of, and determine the terms of, such series of Preferred Securities;

          (ii) the Indenture will have been executed and delivered by the Company, and the Board of Directors of the Company, or a committee thereof, or an officer pursuant to authority delegated by the Board of Directors, will have authorized the issuance of, and established the terms of, the series of the Subordinated Debentures related to such series of Preferred Securities;

          (iii) the Guarantee related to such series of Preferred Securities will have been executed and delivered by the Company in accordance with appropriate resolutions of the Board of Directors of the Company, or a committee thereof, or an officer pursuant to authority delegated by the Board of Directors; and

          (iv) the California Public Utilities Commission shall have issued orders authorizing the Company to issue, sell and deliver the Subordinated Debentures and the Guarantees relating to the Preferred Securities to be issued by the Trust and each other action proposed or contemplated by the Registration Statement.

     (d) The Indenture and the Guarantees will have been qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

Based upon the foregoing and subject to the limitations herein, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing and authorized to exercise its corporate powers, rights and privileges under the laws of the State of California.


     2. When properly executed, authenticated, delivered and paid for as provided in the Indenture, the Subordinated Debentures will be legally issued, valid and binding obligations of the Company.
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Pacific Gas and Electric Company
August 18, 1995
Page 3

     3. When executed and delivered by the Company, the Guarantees will be valid and binding obligations of the Company.

The opinions in paragraphs 2 and 3 above are limited by the effect of (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally, (ii) public policy on the enforceability of provisions relating to indemnification or contribution, (iii) limitations or restrictions on waiver and waivers of future acts, and (iv) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief.

I express no opinions as to matters of law in jurisdictions other then the State of California. My opinions are rendered only with respect to California laws and rules, regulations and orders thereunder which are currently in effect.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the references to me in the Prospectus and Prospectus Supplement contained therein.

Respectfully submitted,

Gary P. Encinas

GARY P. ENCINAS
Chief Counsel, Corporate
PACIFIC GAS AND ELECTRIC COMPANY